Exhibit 10.13

UK Option Grant Package

EBR Systems, Inc.

STOCK OPTION GRANT NOTICE – INTERNATIONAL
(2021 EQUITY INCENTIVE PLAN)

EBR Systems, Inc. (the “Company”), pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), hereby grants to you an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice, the Option Agreement (the definition of which shall include any special terms and conditions for your country set forth in the attached appendix (the “Appendix”)), the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share) (US$):
Total Exercise Price (US$):
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule	Early Exercise Permitted

Vesting Schedule:	[_________________________________________________________________]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐  By cash, check, bank draft or money order payable to the Company

☐ Pursuant to a Regulation T Program if the shares are publicly traded on a US Stock Exchange

☐ By delivery of already-owned shares if the shares are publicly traded on a US Stock Exchange

☐ By deferred payment

☐ Subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•	The Option is governed by this Stock Option Grant Notice (this “Grant Notice”), and the provisions of the Plan and the Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•	[If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.]

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•	You consent to receive this Grant Notice, the Option Agreement, the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

•	You have read and are familiar with the provisions of the Plan, the Option Agreement and the Notice of Exercise. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement or the Notice of Exercise and the terms of the Plan, the terms of the Plan shall control.

•	The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.

•	Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

EBR Systems, Inc.		Optionholder:

By:
	Signature	Signature
Title:		Date:
Date:

Attachments:	Option Agreement (including the Appendix), 2021 Equity Incentive Plan and Notice of Exercise

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ATTACHMENT I

EBR SYSTEMS, INC.

2021 EQUITY INCENTIVE PLAN

OPTION AGREEMENT - INTERNATIONAL
(NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (the definition of which shall include any special terms and conditions for your country set forth in the attached appendix (the “Appendix”)), EBR Systems, Inc. (the “Company”) has granted you an option under its 2021 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.       Vesting. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.       Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.       Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)       Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)       Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

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(c)       Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax and social security withholding obligations.

4.       Whole Shares. You may exercise your option only for whole shares of Common Stock.

5.       Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.       Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)       if your Continuous Service is terminated for Cause, then immediately upon the date on which the event giving rise to the termination for Cause first occurred;

(b)       three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 7(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(c)       twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d)) below;

(d)       eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)       the Expiration Date indicated in your Grant Notice; or

(f)       the day before the tenth (10th) anniversary of the Date of Grant.

7.       Exercise.

(a)       You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

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(b)       By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax and social security withholding obligation of the Company or Affiliate arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)       By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule~~s~~ or regulation(the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 7(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.       Transferability. Your option is not transferable, except to your personal representative on your death and is exercisable during your life only by you or your personal representative after your death.

9.       Option not a Service Contract. By accepting your option, you acknowledge, understand and agree that:

(a)       your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate;

(b)       the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c)       the grant of your option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

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(d)       your options and any shares of Common Stock acquired under the Plan on exercise of your options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, vacation, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(e)       the future value of the shares of Common Stock underlying the option is unknown, indeterminable, and cannot be predicted with certainty;

(f)       neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your options or of any amounts due to you pursuant to the exercise of your option or the subsequent sale of any shares of Common Stock received;

(g)       for the purposes of the option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Option Agreement or determined by the Company, (i) your right to vest in the option under the Plan, if any, will terminate as of such date and (ii) the period (if any) during which you may exercise the option after such termination of Continuous Service, in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the option (including whether you may still be considered to be providing services while on a leave of absence); and

(h)       no claim or entitlement to compensation or damages shall arise from forfeiture of this option resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10.       Withholding Obligations.

(a)       At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

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(b)       Upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax and social security required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If you are subject to taxation in the United States and the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)       You may not exercise your option unless the tax and social security withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

11.       Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax and social security liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax or social security liabilities arising from your option or your other compensation. In particular, if you are subject to taxation in the United States, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

12.       Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the national mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.       Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.

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14.       No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action.

15.       Data Privacy.

(a)       You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the exercise of your option. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

(b)       For the purposes of operating the Plan in the European Union, Switzerland or the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.

16.       Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Option Agreement. If you have received this Option Agreement, or any other document related to your option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.       Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

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18.       Appendix. Notwithstanding any provisions in this Option Agreement, your option shall be subject to the special terms and conditions for your country set forth in the Appendix attached to this Option Agreement. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

19.       Choice of Law. The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

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APPENDIX TO OPTION AGREEMENT

This Appendix includes special terms and conditions that govern the option granted to you under the Plan if you reside and/or work in one of the countries listed below.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the Date of Grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your employer shall include any entity that engages your services.

United Kingdom

UK Sub-Plan. Your Option is granted under, and is subject to the provisions of, the UK Sub-Plan to the Plan.

Option Not a Service Contract. The following supplements Section 9 of the Option Agreement:

You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your option, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.

Withholding Obligations. The following supplements Section 10 of the Option Agreement:

(d)       As a condition of the vesting of your option, you unconditionally and irrevocably agree:

(i)       to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to bear); and (3) all liability to national insurance contributions for which the Company is liable and which are formally transferred to you, which arises as a consequence of or in connection with the exercise of your option (the “UK Tax Liability”); or

(ii)       to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following exercise as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii)       if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

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(iv)       if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v)       to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

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ATTACHMENT II

2021 EQUITY INCENTIVE PLAN

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ATTACHMENT III

EBR Systems, INC.
NOTICE OF EXERCISE

EBR Systems, Inc.

[Address]

[Address]

Date of Exercise:

This constitutes notice to EBR Systems, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Nonstatutory ☐

Stock option dated:

Number of Shares as to which option is exercised:

Total exercise price:	US$

Cash payment delivered herewith:	US$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2021 Equity Incentive Plan, Stock Option Grant Notice, Option Agreement and Appendix thereto (including but not limited to, if I am subject to PAYE in the UK, a joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 and a joint election for the transfer of employer’s national insurance contribution (if applicable), and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

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Very truly yours,

(Signature)

Name (Please Print)

Address of Record:

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